Exhibit 99.1

NEWS RELEASE

NuVasive Announces Fourth Quarter and Full-Year

2022 Financial Results and 2023 Net Sales Guidance

– Full-year 2022 net sales grew 5.5% as reported, 8.5% on a constant currency basis –

– Continued strong international growth in 2022 –

– U.S. cervical delivers growth of greater than 20% year-over-year driven by C360 –

– 2,000+ Pulse cases performed worldwide since commercial launch –

SAN DIEGO – February 22, 2023 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter and full year ended December 31, 2022.

Fourth Quarter 2022

•	Net sales were $305.4 million, a 1.1% increase as reported and a 4.8% increase on a constant currency basis, compared to the prior year period;

•	Net sales were negatively impacted by approximately $11 million due to fluctuations in foreign currency exchange rates compared to the prior year period;

•	GAAP operating margin of 7.1%; Non-GAAP operating margin of 11.3%; and

•	GAAP diluted earnings per share of $0.42; Non-GAAP diluted earnings per share of $0.43.

Full-year 2022

•	Net sales were $1.202 billion, a 5.5% increase as reported and an 8.5% increase on a constant currency basis, compared to the prior year;

•	Net sales were negatively impacted by approximately $34 million due to fluctuations in foreign currency exchange rates compared to the prior year;

•	GAAP operating margin of 7.4%; Non-GAAP operating margin of 12.4%; and

•	GAAP diluted earnings per share of $0.76; Non-GAAP diluted earnings per share of $1.98.

“Looking back at 2022, I am proud of our team for delivering another year of above-market, net sales growth,” said Chris Barry, chief executive officer of NuVasive. “Looking ahead, I couldn’t be more excited to join forces with Globus Medical to create a leading, global musculoskeletal technology company. Our complementary commercial organizations and product portfolios make a strong financial profile and value creation opportunity for shareholders—while furthering our ability to increase customer reach and change more patient lives.”

Fourth Quarter 2022 Results

NuVasive reported fourth quarter 2022 total net sales of $305.4 million, a 1.1% increase as reported and a 4.8% increase on a constant currency basis, compared to $302.1 million in the prior year period. Fourth quarter 2022 total net sales were driven by further adoption of new products and solid procedural volumes in the U.S.

For the fourth quarter of 2022, GAAP gross profit was $214.7 million, compared to $218.5 million in the prior year period. GAAP gross margin was 70.3%, compared to 72.3% in the prior year period. On a non- GAAP basis, gross profit was $214.7 million, compared to $219.1 million in the prior year period. Non-GAAP gross margin was 70.3%, compared to 72.5% in the prior year period.

The Company reported GAAP net income of $24.1 million, or diluted earnings per share of $0.42, compared to GAAP net loss of ($36.7) million, or diluted loss per share of ($0.71) in the prior year period. On a non-GAAP basis, the Company reported net income of $22.6 million, or diluted earnings per share of $0.43, compared to non-GAAP net income of $20.7 million, or diluted earnings per share of $0.40 in the prior year period.

Cash and cash equivalents were $248.7 million as of December 31, 2022.

Full-year 2022 Results

The Company reported total net sales of $1.202 billion, a 5.5% increase as reported and an 8.5% increase on a constant currency basis, compared to $1.139 billion in the prior year. Full-year 2022 net sales growth was driven by further adoption of the Pulse platform and new products within the C360 portfolio, as well as continued strong international growth.

For the full-year 2022, GAAP gross profit was $865.4 million, compared to $816.7 million in the prior year. GAAP gross margin was 72.0%, compared to 71.7% in the prior year. On a non-GAAP basis, gross profit was $866.0 million, compared to $832.8 million in the prior year. Non-GAAP gross margin was 72.0%, compared to 73.1% in the prior year.

The Company reported GAAP net income of $40.4 million, or diluted earnings per share of $0.76, compared to GAAP net loss of ($64.1) million, or diluted loss per share of ($1.24) in the prior year. On a non-GAAP basis, the Company reported net income of $103.9 million, or diluted earnings per share of $1.98, compared to non-GAAP net income of $87.8 million, or diluted earnings per share of $1.68 in the prior year.

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this press release and in the Investor Relations section of our website.

Full-year 2023 Net Sales Guidance

The Company expects 2023 net sales growth of 6%–8% on an as reported and constant currency basis, compared to the full-year 2022, based on foreign currency rates as of February 15, 2023.

Conference Call and Webcast

NuVasive will hold a conference call on Wednesday, February 22, 2023, at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results of its financial performance for the fourth quarter and full-year 2022. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call and supplemental financial information of our fourth quarter and full-year 2022 results will be available on the Investor Relations section of our website at www.nuvasive.com. An audio replay of the call will be available until March 1, 2023. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13735317. In addition, the webcast will be archived on the Investor Relations section of our website.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company’s less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company’s comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Globus Medical and NuVasive Announcement

On February 9, 2023, Globus Medical and NuVasive announced a definitive agreement to combine the companies in an all-stock transaction. The announcement can be found on the Investor Relations section of our website.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share. These non-GAAP financial measures exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, gains and losses from changes in fair value of derivatives, non-cash interest expense (excluding debt issuance cost) and other significant one-time items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring charges, non-cash purchase accounting adjustments, inventory charges associated with product withdrawals, certain foreign currency impacts and related items in connection with acquisitions, investments and divestitures, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, gains and losses from changes in fair value of derivatives and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below in the financial tables accompanying this press release are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” and similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about NuVasive’s net sales outlook for 2023 and expectations regarding longer-term financial performance, and the consummation of the proposed transaction with Globus Medical and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to: (i) the impact of the COVID-19 pandemic on NuVasive’s business and financial results; (ii) further deterioration of general macroeconomic conditions, including inflationary pressures, disruptions to the global supply chain, fluctuations in currency exchange rates, higher freight and labor costs, and weakness in economic conditions generally; (iii) NuVasive’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities; (iv) risks associated with acceptance of NuVasive’s surgical products and procedures by spine surgeons and hospitals, (v) development and acceptance of new products or product enhancements, (vi) clinical and statistical verification of the benefits achieved via the use of NuVasive’s products, (vii) NuVasive’s ability to adequately manage inventory as it continues to release new products, (viii) the proposed transaction may not be completed on anticipated terms and timing or at all, (ix) a condition to closing of the transaction may not be satisfied, including obtaining shareholder and regulatory approval, (x) the anticipated tax treatment of the transaction may not be obtained, (xi) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transactions, (xii) potential litigation relating to the proposed transaction that could be instituted against Globus Medical, NuVasive or their respective directors, (xiii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (xiv) any negative effects of the announcement, pendency or consummation of the transactions on the market price of Globus Medical’s or NuVasive’s common stock and on Globus Medical’s or NuVasive’s businesses or operating results, (xv) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (xvi) the risks and costs associated with the integration of, and the ability of Globus Medical and NuVasive to integrate, their businesses successfully and to achieve anticipated synergies, (xvii) the risk that disruptions from the proposed transaction will harm Globus Medical’s or NuVasive’s business, including current plans and operations, (xviii) the ability of Globus Medical or NuVasive to retain and hire key personnel and uncertainties arising from leadership changes, (xix) legislative, regulatory and economic developments, and (xx) the other risks described in Globus Medical’s and NuVasive’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, this communication contains selected financial results for NuVasive from the fourth quarter and full-year 2022 which are prior to the completion of review and audit procedures by NuVasive’s external auditors and are subject to adjustment. NuVasive’s projections for 2023 net sales guidance and expectations regarding longer-term financial performance represent initial estimates and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Globus Medical’s or NuVasive’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Globus Medical nor NuVasive assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information About the Transaction and Where To Find It

In connection with the proposed transaction, Globus Medical will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Globus Medical and NuVasive and that will also constitute a prospectus of Globus Medical for shares of its class A common stock to be offered in the proposed transaction. Globus Medical and NuVasive may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement statement/prospectus or registration statement or any other document which Globus Medical or NuVasive may file with the SEC. INVESTORS AND SECURITY HOLDERS OF GLOBUS MEDICAL AND NUVASIVE ARE URGED TO READ THE REGISTRATION STATEMENT, WHICH WILL INCLUDE THE JOINT PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement, definitive joint proxy statement/ prospectus and other documents filed by Globus Medical and NuVasive with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Globus Medical and NuVasive. Requests for copies of the joint proxy statement/ prospectus and other documents filed by Globus Medical with the SEC may be made by contacting Keith Pfeil, Chief Financial Officer by phone at (610) 930-1800 or by email at kpfeil@globusmedical.com, and request for copies of the joint proxy statement/prospectus and other documents filed by NuVasive may be made by contacting Matt Harbaugh, Chief Financial Officer, by phone at (858) 210-2129 or by email at investorrelations@nuvasive.com.

Participants in the Solicitation

Globus Medical, NuVasive, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Globus Medical and their ownership of Globus Medical stock is set forth in Globus Medical’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 21, 2023 and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 21, 2022. Information regarding NuVasive’s directors and executive officers is contained in NuVasive’s annual report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 22, 2023, and its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 30, 2022. Certain directors and executive officers of Globus Medical and NuVasive may have a direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Globus Medical’s and NuVasive’s shareholders in connection with the proposed transaction will be included in the joint proxy statement/prospectus. These documents can be obtained free of charge from the sources indicated above.

###

Investor contact:

Juliet C. Cunningham

NuVasive, Inc.

858-210-2129

investorrelations@nuvasive.com

Media contact:

Melanie Ordoñez

NuVasive, Inc.

858-722-3899

media@nuvasive.com

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)
Net sales:
Products	$277,354	$275,337	$1,090,954	$1,034,612
Services	28,095	26,738	110,988	104,376

Total net sales	305,449	302,075	1,201,942	1,138,988
Cost of sales (excluding below amortization of intangible assets):
Products	70,098	64,074	251,768	245,569
Services	20,682	19,461	84,739	76,709

Total cost of sales	90,780	83,535	336,507	322,278

Gross profit	214,669	218,540	865,435	816,710
Operating expenses:
Selling, general and administrative	159,113	160,678	634,095	610,085
Research and development	25,587	25,233	98,524	92,626
Amortization of intangible assets	11,550	14,079	49,376	57,309
Business transition (benefit) costs	(3,223)	47,031	(4,976)	68,719

Total operating expenses	193,027	247,021	777,019	828,739
Interest and other income (expense), net:
Interest income	1,634	41	2,759	160
Interest expense	(4,340)	(4,318)	(17,423)	(21,056)
Other income (expense), net	13,060	(1,120)	(21,430)	(25,459)

Total interest and other income (expense), net	10,354	(5,397)	(36,094)	(46,355)

Income (loss) before income taxes	31,996	(33,878)	52,322	(58,384)
Income tax (expense) benefit	(7,920)	(2,858)	(11,915)	(5,702)

Consolidated net income (loss)	$24,076	$(36,736)	$40,407	$(64,086)

Net income (loss) per share:
Basic	$0.46	$(0.71)	$0.78	$(1.24)

Diluted	$0.42	$(0.71)	$0.76	$(1.24)

Weighted average shares outstanding:
Basic	52,115	51,735	52,009	51,589

Diluted	62,770	51,735	57,359	51,589

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$248,663	$246,091
Accounts receivable, net of allowances of $19,601 and $21,064, respectively	249,373	214,398
Inventory, net	338,601	315,845
Prepaid income taxes	7,118	5,425
Prepaid expenses and other current assets	21,457	20,665
Total current assets	865,212	802,424
Property and equipment, net	346,510	303,664
Intangible assets, net	184,289	242,675
Goodwill	639,663	633,467
Operating lease right-of-use assets	95,112	102,987
Deferred tax assets	68,273	48,003
Restricted cash and investments	1,494	1,494
Other assets	23,952	19,361

Total assets	$2,224,505	$2,154,075

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$120,333	$115,614
Contingent consideration liabilities	66,975	7,986
Accrued payroll and related expenses	58,448	66,596
Operating lease liabilities	10,019	9,867
Income tax liabilities	12,217	828
Senior convertible notes	448,056	—

Total current liabilities	716,048	200,891
Long-term senior convertible notes	444,202	884,984
Deferred and other tax liabilities	13,088	3,049
Operating lease liabilities	103,806	111,592
Contingent consideration liabilities	63,640	139,824
Other long-term liabilities	14,831	18,528
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized at December 31, 2022 and December 31, 2021; 58,939 shares issued and 52,134 outstanding at December 31, 2022; 58,469 shares issued and 51,769 outstanding at December 31, 2021	63	63
Additional paid-in capital	1,469,411	1,434,976
Accumulated other comprehensive loss	(3,249)	(7,792)
Retained earnings	86,115	45,708
Treasury stock at cost; 6,805 shares and 6,700 shares at December 31, 2022 and December 31, 2021, respectively	(683,450)	(677,748)

Total equity	868,890	795,207

Total liabilities and equity	$2,224,505	$2,154,075

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2022	2021
Operating activities:
Consolidated net income (loss)	$40,407	$(64,086)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	147,033	149,524
Deferred income taxes	(10,953)	(4,141)
Amortization of non-cash interest	7,887	8,629
Stock-based compensation	28,596	25,292
Net loss (gain) on strategic investments	2,837	(3,082)
Changes in fair value of contingent consideration	(14,712)	53,404
Net loss from foreign currency adjustment	18,849	28,709
Reserves on current assets	(703)	26,218
Other non-cash adjustments	12,608	11,006
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(37,177)	(11,694)
Inventory	(22,649)	(37,020)
Prepaid expenses and other assets	4,619	(3,366)
Accounts payable and accrued liabilities	(9,870)	533
Accrued payroll and related expenses	(7,407)	4,132
Income taxes	9,753	(1,884)

Net cash provided by operating activities	169,118	182,174
Investing activities:
Acquisition of Simplify Medical, net of cash acquired	(750)	(149,463)
Payment of contingent consideration for Simplify Medical	—	(45,850)
Acquisitions and investments	(14,318)	(500)
Purchases of intangible assets	(199)	(1,344)
Purchases of property and equipment	(139,228)	(111,112)
Proceeds from sales of marketable securities	—	127,023
Proceeds from maturities of marketable securities	—	46,000
Other investing activities	(698)	(819)

Net cash used in investing activities	(155,193)	(136,065)
Financing activities:
Proceeds from the issuance of common stock	5,839	6,218
Payment of contingent consideration	(6,839)	(3)
Purchase of treasury stock	(5,702)	(8,813)
Payments upon settlement of senior convertible notes	—	(649,426)
Other financing activities	(1,888)	(1,325)

Net cash used in financing activities	(8,590)	(653,349)
Effect of exchange rate changes on cash	(2,763)	(3,538)

Increase (decrease) in cash, cash equivalents and restricted cash	2,572	(610,778)
Cash, cash equivalents and restricted cash at beginning of period	247,585	858,363

Cash, cash equivalents and restricted cash at end of period	$250,157	$247,585

For the Three Months Ended December 31, 2022

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating Profit	Net Income	Diluted EPS[6]	Diluted WASO[7]	Net Income to Adjusted EBITDA
Reported GAAP	$214,669	$21,642	$24,076	$0.42	62,770	$24,076

% of net sales	70.3%	7.1%
Amortization of intangible assets		11,550	11,550
Litigation related expenses and settlements[1]		1,543	1,543			1,543
Business transition (benefit) costs[2]		(3,223)	(3,223)			(3,223)
European medical device regulation[3]		2,997	2,997			2,997
Net loss on strategic investments			1,589			1,589
Non-cash acquisition-related foreign currency impacts[4]			(15,035)			(15,035)
Tax effect of adjustments[5]			(873)
Interest expense/(income), net						2,706
Income tax expense						7,920
Depreciation and amortization						36,833
Non-cash stock-based compensation						9,460

Adjusted Non-GAAP	$214,669	$34,509	$22,624	$0.43	52,601	$68,866

% of net sales	70.3%	11.3%				22.5%

[1]	Represents expenses and settlements associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[5]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[6]	Reported GAAP diluted EPS is calculated using Net Income plus interest and debt issuance costs on senior convertible notes whose effect is dilutive, net of tax divided by diluted WASO.
[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

For the Year Ended December 31, 2022

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating Profit	Net Income	Diluted EPS[7]	Diluted WASO[8]	Net Income to Adjusted EBITDA
Reported GAAP	$865,435	$88,416	$40,407	$0.76	57,359	$40,407

% of net sales	72.0%	7.4%
Non-cash purchase accounting adjustments on acquisitions[1]	557	557	557			557
Amortization of intangible assets		49,376	49,376
Litigation related expenses and settlements[2]		5,219	5,219			5,219
Business transition (benefit) costs[3]		(4,976)	(4,976)			(4,976)
European medical device regulation[4]		10,460	10,460			10,460
Net loss on strategic investments			2,837			2,837
Non-cash acquisition-related foreign currency impacts[5]			19,174			19,174
Tax effect of adjustments[6]			(19,111)
Interest expense/(income), net						14,664
Income tax expense						11,915
Depreciation and amortization						147,033
Non-cash stock-based compensation						28,596

Adjusted Non-GAAP	$865,992	$149,052	$103,943	$1.98	52,535	$275,886

% of net sales	72.0%	12.4%				23.0%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Represents expenses and settlements associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[5]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[6]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[7]	Reported GAAP diluted EPS is calculated using Net Income plus interest and debt issuance costs on senior convertible notes whose effect is dilutive, net of tax divided by diluted WASO.
[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

For the Three Months Ended December 31, 2021

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating (Loss) Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[7]	Net (Loss) to Adjusted EBITDA
Reported GAAP	$218,540	$(28,481)	$(36,736)	$(0.71)	51,735	$(36,736)

% of net sales	72.3%	(9.4% )
Non-cash purchase accounting adjustments on acquisitions[1]	556	556	556			556
Amortization of intangible assets		14,079	14,079
Litigation related expenses and settlements[2]		2,874	2,874			2,874
Business transition (benefit) costs[3]		47,031	47,031			47,031
European medical device regulation[4]		2,786	2,786			2,786
Net gain on strategic investments			(981)			(981)
Non-cash acquisition-related foreign currency impacts[5]			(2,471)			(2,471)
Tax effect of adjustments[6]			(6,443)
Interest expense/(income), net						4,277
Income tax expense						2,858
Depreciation and amortization						37,706
Non-cash stock-based compensation						7,320

Adjusted Non-GAAP	$219,096	$38,845	$20,695	$0.40	52,328	$65,220

% of net sales	72.5%	12.9%				21.6%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[5]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[6]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[7]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

For the Year Ended December 31, 2021

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited - in thousands, except per share data)

	Gross Profit	Operating (Loss) Profit	Net (Loss) Income	Diluted EPS	Diluted WASO[8]	Net (Loss) to Adjusted EBITDA
Reported GAAP	$816,710	$(12,029)	$(64,086)	$(1.24)	51,589	$(64,086)

% of net sales	71.7%	(1.1% )
Non-cash purchase accounting adjustments on acquisitions[1]	1,855	1,855	1,855			1,855
Inventory charges associated with product withdrawals[2]	14,215	14,215	14,215			14,215
Amortization of intangible assets		57,309	57,309
Litigation related expenses and settlements[3]		6,884	6,884			6,884
Business transition (benefit) costs[4]		68,719	68,719			68,719
European medical device regulation[5]		8,482	8,482			8,482
Net gain on strategic investments			(3,082)			(3,082)
Non-cash acquisition-related foreign currency impacts[6]			21,202			21,202
Tax effect of adjustments[7]			(23,712)
Interest expense/(income), net						20,896
Income tax expense						5,702
Depreciation and amortization						149,524
Non-cash stock-based compensation						25,292

Adjusted Non-GAAP	$832,780	$145,435	$87,786	$1.68	52,220	$255,603

% of net sales	73.1%	12.8%				22.4%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]

Represents charges for inventory write-offs associated with the Company’s product withdrawals. During the three months ended September 30, 2021, the Company made a determination to withdraw certain products marketed and sold by its wholly-owned subsidiary, NuVasive Specialized Orthopedics.

[3]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[6]	Represents non-cash adjustments to acquisition-related intercompany balances and contingent consideration liabilities held in a foreign currency.
[7]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.
[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.